[ARTICLE]



1 Previously filed an exhibit  to the Company's form 10-Q for the period ended February 28, 1995 and is incorporated herein by this reference.
17

                            BY-LAWS

                              OF

                   ESSEX COUNTY GAS COMPANY

              As Amended Through January 17, 1995
                            BY-LAWS
                              OF
                   ESSEX COUNTY GAS COMPANY


                          ARTICLE I.

                         NAME AND SEAL

          The  name of this corporation shall be ESSEX  COUNTY
                            GAS COMPANY.

          The Board of Directors shall have power to adopt and alter the form of the seal of the Corporation.


                          ARTICLE II.

                       PRINCIPAL OFFICE

          The principal office shall be in the Town of Amesbury, County of Essex, Commonwealth of Massachusetts. The corporation may also have offices at such other places as the Board of Directors may, from time to time, appoint, or the business of the corporation may require.


                         ARTICLE III.

                         STOCKHOLDERS

          SECTION   1.    Meetings.   All  meetings   of   the
Stockholders shall be held at the principal office of the Corporation in Amesbury, Massachusetts unless some other place in Massachusetts is stated in the call.

          SECTION 2. Annual Meeting. The annual meeting of the stockholders of this Corporation shall be held at such time and date as the Board of Directors, by Resolution, shall determine and as set forth in the notice of meeting. If the Board of Directors fails so to determine the time, date, and place of meeting, the annual meeting of stockholders shall be held on the third Tuesday in January in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday not a legal holiday, for the election of directors for the transaction of such other business as properly may come before such meeting. In the event that such annual meeting is omitted by oversight or otherwise on the date earlier provided for, a subsequent meeting may be held in its place, and any business transacted or elections held at such meeting shall be valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special meetings of the stockholders.

          SECTION 3. Special Meetings. Special meetings of the stockholders of this corporation shall be held whenever called by the president, a vice president, or a majority of the Board of Directors, or the clerk if required by Section
3.05 of Article XX hereof, or whenever one or more Stockholders who are entitled to vote, and who hold at least one-third part in interest of the capital stock entitled to vote on the subject matter in question shall make written application to the clerk, stating the time, place and purpose of the meeting applied for.

          SECTION 4. Notice of Meetings. Notice of all meetings of the stockholders, stating the time and place of the meetings and the nature of the business to be considered shall be given in writing by the clerk of the corporation to each stockholder of record, entitled to vote thereat, addressed to him at his address as it appears on the books of the corporation, at least seven days and not more than sixty
(60) days before the time fixed for the meeting. If any stockholder shall have failed to inform the corporation of his post office address, no notice need be sent to him. Notice of any regular or any special meeting may be waived in writing by any stockholder entitled to notice, and whenever all such stockholders shall meet in person or by proxy filed with the clerk of the meeting or shall have waived notice in writing, the meeting shall be valid for all purposes without call or notice, and at that meeting any corporate action may be taken. No holder of stock of any class shall be entitled to receive notice of any meeting of holders of any class of stock unless he is entitled to vote at that meeting.

          SECTION 5. Quorum. Except as otherwise required by the provisions of Section 3.05 of Article XX hereof, at any meeting of the stockholders, whether of one or more than one class, a majority in voting power of all the shares of capital stock issued and outstanding, and entitled to vote at the meeting, represented by stockholders of record in person or by proxy, shall constitute a quorum, but whenever a quorum is not present, a a majority in interest of the stockholders present may adjourn any meeting from time to time (provided no adjournment shall be for more than three months), and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in voting power of the shares represented and entitled to vote shall decide any questions brought before such meeting, unless the question is one upon which by express provision of law or the agreement of association or of these by-laws a larger or different vote is required, in which case such express provision shall govern the decision of such question.

          SECTION 6. Proxies and Voting. At each meeting of the stockholders every stockholder having the right to vote thereat shall be entitled, subject to the provisions of
Section 3.05 of Article XX hereof, for each share of stock outstanding in his or her name on the books of the corporation, to one vote in person or by proxy. All proxies shall be appointed by an instrument subscribed by the stockholder entitled to vote and bearing a date not more than six months prior to that meeting which shall be filed with the clerk of the meeting before being voted. A telegram or cablegram appearing to have been transmitted by the proper person or a photographic, photostatic, telecopied, faxed or equivalent reproduction of a writing appointing a proxy shall be deemed a sufficient, signed proxy appointment form. No such proxy shall be valid after the final adjournment of the meeting. The vote for directors and, upon the demand of any stockholder, a vote upon any question before the meeting, shall be by ballot. Each proxy shall be deemed valid unless challenged during the meeting.

          SECTION 7. Record Date or Closing Transfer Books for Stockholders' Meetings. For the purpose of determining the stockholders having the right to notice of and to vote at any meeting of stockholders or any adjournment thereof the Board of Directors may as hereinafter provided in Article XIX fix in advance a record date, or, without fixing such date, may close the transfer books of the corporation.

          SECTION 8. Notice of Stockholder Business at Meetings. At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting as hereinafter provided. In addition to any other requirements imposed by law, the Amended and Restated Articles of Incorporation or these By-Laws, to be properly brought before a meeting each item of business must either (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) be otherwise properly brought before the meeting by a stockholder as hereinafter provided. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, to be timely, notice by the stockholder of business to be conducted at a meeting must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders. A stockholder's notice to the Secretary shall set forth as to each matter he proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder or stockholders proposing such business, (c) the class or classes of stock and number of shares of such class or classes of stock which are beneficially owned by the proposing stockholder or stockholders, and (d) any material interest of the proposing stockholder or stockholders in such business.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this section. The Chairman of a meeting shall, if the facts warrant, determine and declare to the persons attending the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and he shall further declare that any such business not properly brought before such meeting shall not be transacted. The Chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and his ruling thereon shall be final and conclusive.


                          ARTICLE IV.

                           DIRECTORS

          SECTION 1. Election and Number. The Board of Directors shall consist of not less than (3) nor more than fifteen (15) directors; provided, however, that the number may be amended from time to time only by affirmative vote of the majority of the Board of Directors. Except as otherwise provided in Section 3.05 of Article XX hereof, the holders of Common Stock shall elect the number of directors so fixed at the annual meeting, or at the meeting held in lieu of the annual meeting. Subject to death, resignation or removal, and subject to the provisions of Section 3.05, each director shall hold office until the next annual meeting or until his successor is elected and qualified. Directors may, but need not be stockholders of the corporation.

          SECTION 2. Powers. The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Massachusetts, with the agreement of association, or with these by-laws. No contract or other transaction between this corporation and any other corporation or association shall be affected by the fact that directors or officers of this corporation are interested in, or are directors or officers of, such other corporation or association.

          SECTION 3. Meetings. Regular meetings of the Board of Directors shall be held in such places and at such times, within or without the Commonwealth of Massachusetts as the board may by vote from time to time determine, and if so determined, no notice of regular meetings need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the president, a vice president, the secretary (or clerk if there is no secretary), or three or more directors, notice of at least twenty-four hours being given by the secretary or an assistant secretary (or if there is no secretary or assistant secretary, then the clerk or the assistant clerk) or the officer calling the meeting, to each director in person or by telephone, or delivered, mailed, or telegraphed, to his usual address, or at any time without formal notice, provided all the directors are present, or those not present have waived notice in writing or by telegraph. Such special meetings shall be held at such times and places, within or without the Commonwealth, as the notice or waiver shall specify. Unless otherwise specified in the notice, any and all business may be transacted at any meeting of the board.

          SECTION 4. Quorum. A majority of the directors shall constitute a quorum for the transaction of business, but whenever a quorum is not present, a small number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, by the agreement of association, or by these by-laws.

          SECTION 5. Action by Consent. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action to be taken, shall be signed by all of the directors before such action and filed with the records of the meetings of directors.

          SECTION 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he dissents or abstains from voting on the action and such dissent and abstention is entered in the minutes of the meeting, or unless he files his written dissent to such action before the adjournment of the meeting or by registered mail to the secretary of the board immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                          ARTICLE V.

                EXECUTIVE AND OTHER COMMITTEES

          The Board of Directors may elect from their own number an executive committee to consist of not less than three nor more than seven members. Except as prohibited by law, the executive committee shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the corporation when the Board of Directors is not in session. The executive committee shall report all action taken by it to the Board of Directors for approval. The executive committee may make rules for the notice, holding, conduct and keeping of records, of its meeting.

          The Board of Directors may likewise elect from their own number or from the stockholders, or both, other committees from time to time, the number composing such committees and the powers conferred upon them to be determined by vote of the Board of Directors.

          Committees composed of members of the Board of Directors designated by a resolution adopted by a majority of the whole Board of Directors, to the extent provided by such resolution, shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Vacancies in the membership of each committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee.


                          ARTICLE VI.

             COMPENSATION OF DIRECTORS AND OTHERS

          Directors shall receive such compensation for their services as directors as shall be determined from time to time by resolution of the board. Directors shall not be prohibited from serving this corporation in any other capacity and receiving compensation for it. Members of special or standing committees may be allowed compensation, determined by resolution or vote of the Board of Directors. Any compensation so determined by the Board of Directors shall be subject, as to any payments not already made, to revision or amendment by the stockholders.


                         ARTICLE Vll.

                           OFFICERS

          SECTION 1. The officers of this corporation shall be a president, a clerk, and a treasurer. The Board of Directors in its discretion may elect a chairman of the board of directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the board shall from time to time prescribe. The Board of Directors in its discretion may also from time to time elect one or more vice presidents. The clerk, the treasurer, and all other officers shall be elected by the Board of Directors as soon as may be after its election by the stockholders, and shall hold office until their successors are duly elected and qualified, subject, however, to the provisions of said Article XIII and a meeting of the directors may be held without notice for this purpose immediately after the annual meeting of the stockholders, and at the same place. Any person may hold more than one office provided the duties can be consistently performed by the same person.

          SECTION 2. Eligibility of Officers. The president and the chairman of the Board of Directors may, but need not, be stockholders. The vice presidents, clerk, secretary, treasurer, and such other officers as may be elected, may be, but need not be, stockholders of this corporation.

          SECTION 3. Additional Officers, Agents and Representatives. The Board of Directors in its discretion may elect such additional officers, including a general manager, a secretary, one or more assistant secretaries, one or more assistant clerks, one or more assistant treasurers, and such other officers, agents and representatives of the corporation, with such powers, and to perform such acts or duties on behalf of the corporation, as the Board of Directors may see fit, to the extent authorized or permitted by law, the agreement of association and these by-laws. All such officers, agents and representatives shall hold office during the pleasure of the Board of Directors.


                         ARTICLE VIII.

                           PRESIDENT

          When present, the President shall preside at all the meetings of the stockholders. Unless a chairman of the Board of Directors has been elected and is present, the president, when present, shall preside at all meeting of the directors. The president shall perform such duties and shall have such powers as the Board of Directors shall from time to time designate.


                          ARTICLE IX.

                        VICE PRESIDENTS

          A vice president, if elected, shall perform the duties and have the powers of the president during the absence or disability of the president and shall have the power to sign all certificates for shares of stock, bonds, deeds and contracts of the corporation, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. If more than one vice president is elected, the Board of Directors may specify the order in which they shall act as substitutes for the president and may specify different powers and duties for each.


                          ARTICLE X.

                             CLERK

          The clerk may be, but need not be, a resident of the Commonwealth of Massachusetts and shall be sworn. He shall arrange  for  giving  and serving of all  notices,  and  shall attend and keep the minutes, of all meetings of the stockholders. He shall have custody of the corporate seal of the corporation. He shall per- form the duties of the secretary if there is no secretary. The clerk may execute and deliver on behalf of the corporation certified copies of the records of the corporation and such other instruments, as may be ordered by the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time designate. In the absence or disability of the clerk, an assistant clerk, if any, or a clerk pro tempore, shall perform all the duties of the clerk. Such assistant clerk or clerk pro tempore may be, but need not be, a resident of the Commonwealth of Massachusetts.


                          ARTICLE XI.

                           SECRETARY

          The secretary, if any, shall be sworn and shall attend and keep the minutes of all meetings of the Board of Directors. He may execute and deliver on behalf of the corporation certified copies of the records of the corporation and such instruments under its corporate seal, and such other instruments, as may be ordered by the Board of Directors. He shall perform such other duties and have such other powers in addition to those specified in these by-laws as the Board of Directors may from time to time designate. If there is no secretary, the clerk shall perform the duties of secretary.


                         ARTICLE XII.

                           TREASURER

          The treasurer, subject to the control of the Board of Directors, shall have the management and possession of all funds and securities of the corporation (other than his own bond, if one is required, which shall be in the custody of the president) and shall have and exercise under the supervision of the Board of Directors all of the powers and duties commonly incident to his office. He shall, if required by the Board of Directors, give bond for the faithful performance of his duties in such forms and with such sureties as may be required by the Board of Directors. He may, subject to the control of the board of directors, deposit the funds and securities of the corporation in any one or more banks or other depositories, and may disburse them by checks or other instruments signed by him or, in the case of payroll checks, by such person as he may designate. He may endorse for deposit or collection all checks, notes and other instruments payable to the corporation or its order and may accept drafts on its behalf. Together with the president or a vice president he may sign bonds and certificates of stock of the corporation. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time designate.


                         ARTICLE XIII.

                   RESIGNATIONS AND REMOVAL

          Any officer or director of the corporation may resign at any time by giving written notice to the Board of Directors or to the chairman of the board, the president, or to the clerk, and any member of any committee may resign by giving written notice as stated above or to the committee of which he is a member or to its chairman. Any such resignation shall take effect at the time specified in it, but if no time is specified, upon its receipt; and unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

          Except  as  otherwise provided in  Section  3.05  of
Article XX, (a) directors and officers elected by stockholders, including persons elected by directors to fill vacancies in the board or in such offices, may be removed from their respective offices with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of directors or such officers, as the case may be, provided, that the directors of a class elected by a particular class of stockholders and officers elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors or officers, as the case may be;
(b) officers elected or appointed by the directors may be removed from their respective offices with or without cause by vote of a majority of the directors then in office; (c) any director, and any officer elected by the stockholders, may be removed from his office for cause by vote of a majority of the directors then in office.

          A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.


                         ARTICLE XIV.

                           VACANCIES

          If the office of any director, officer, or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors, though less than a quorum may, by a vote of a majority of such remaining directors but subject to the provisions of Section 3.05 of Article XX hereof, choose a successor or successors, who shall hold office for the unexpired term.


                          ARTICLE XV.

            VOTING UPON STOCK OF OTHER CORPORATIONS

          Unless otherwise ordered by the Board of Directors, the president or any vice president shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of the stockholders of any company in which this corporation may hold stock, and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of stock, which, as the owner, this corporation might possess and exercise if present. The Board of Directors may confer like powers upon any other person or persons from time to time, and may revoke any such power so granted at its pleasure. The Board of Directors may authorize the president or any other officer to sign on behalf of the corporation a proxy to vote stock of any company owned by the corporation at any meeting of the stockholders of such company.


                         ARTICLE XVI.

            CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Loans.   No  loans shall be contracted on behalf  of
the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Checks, drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may designate.


                         ARTICLE XVII.

                         CAPITAL STOCK

          SECTION 1. Certificates. Every stockholder of the corporation shall be entitled to a certificate or certificates in form prescribed by the directors, and as required by law, duly numbered, under the seal of the corporation, setting forth the number of shares represented by it. Such certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer.

          SECTION 2. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent, or a registrar, or both, for the stock of the corporation and may require all certificates for shares of stock to bear the countersignature of such transfer agent, or of such registrar, or of both.

          Upon transfer, the old shares shall be surrendered to the corporation by delivery thereafter to the person in charge of the stock and transfer books and ledgers, or such other persons as the board of directors may designate, by whom they shall be cancelled and new certificates shall be issued.

          Except as otherwise expressly provided by Massachusetts law, the corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person whether or not it was given express notice or other notice thereof.

          SECTION 3. Facsimile Signatures. If the board of directors shall require all certificates for shares of a particular class of stock to bear the signature of the transfer agent and of the registrar, and the registrar is not the same person, partnership, association, trust or corporation as the transfer agent, the board of directors may provide that the signature of the president or a vice president or of the treasurer or an assistant treasurer of the corporation, or both such signatures or the seal of the corporation, or either or both such signatures and such seal, upon such certificate, may be facsimile, and such certificate shall be valid and effective for all purposes as if signed by such officer or officers and sealed with its corporate seal, as the case may be.

          SECTION 4. Certificates Signed by Officers Ceasing to Hold Office. In case any officer of the corporation authorized to sign certificates for shares of stock of the corporation shall die or cease to hold office, the board of directors may, by vote, adopt and permit to be issued when duly countersigned, certificates bearing the signature, either real or facsimile of such officer.

          SECTION 5. Lost or Destroyed Certificates. The holder of any shares of stock of the corporation shall immediately notify the corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the board of directors may require the owner of the lost or destroyed certificate or the owner's legal representative to give the corporation a bond in a sum and in a form approved by the board of directors, and with a surety or sureties which the board of directors finds satisfactory, to indemnify the corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper so to do. The board of directors may delegate to any Officer or Officers of the corporation any of the powers and authorities contained in this section.

          SECTION 6. Transfer of Shares. Shares of stock may be transferred, subject to such restrictions as may be set forth in the agreement of association and articles of organization, by delivery of the certificates, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney, to sell, assign and transfer by the owner of the certificate. No transfer of any share or shares shall be of any effect as regards the corporation nor shall it be in any way bound to recognize such transfer until it has been recorded on the books of the corporation kept for that purpose. It shall be the duty of every stockholder to notify the corporation of his post office address.

          SECTION 7. Scrip Certificates. No certificates for fractional shares of any class of stock shall be issued. In lieu thereof scrip certificates may be issued by the corporation representing rights to such fractional shares and exchangeable, when accompanied by other certificates in such amount as to represent in the aggregate one or more full shares of stock, for certificates for full shares of stock. The holders of scrip certificates will not be entitled to any rights as stockholders of the corporation until the scrip certificates are so exchanged. Such scrip certificates may, at the election of the board of directors of the corporation, be in bearer form, shall be non-dividend bearing, nonvoting and shall have such expiration date as the board of directors of the corporation shall determine at the time of the authorization or issuance of such scrip certificates.


                        ARTICLE XVIII.

                      UNCLAIMED DIVIDENDS

          Dividends declared by the corporation which have not been paid to claimed by the person entitled to them within six years after they have been declared may at any time after such six-year period be regarded and used as funds of the corporation, and any claim upon the corporation for such dividends shall thereafter by barred.


                         ARTICLE XIX.

               FIXING OF RECORD DATE OR CLOSING
                        TRANSFER BOOKS

          The board of directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of the stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting or any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date, the board of directors may for any of such purposes close the transfer books for al or any part of such period.


                          ARTICLE XX.

                  PREFERRED STOCK PROVISIONS

                           SECTION 1

                          Definitions

          SECTION 1.01. The term "Preferred Stock" when referred to collectively shall mean the classes of Preferred Stock now or hereafter described in Section 2 hereof and additional classes of stock created or permitted by Section 3 hereof with respect to which all dividends and amounts payable upon any liquidation, dissolution or winding up of the corporation shall be payable on a parity with and in proportion to the amounts payable on outstanding classes of Preferred Stock, notwithstanding that such additional classes of Preferred Stock say have par values, dividend rates, redemption prices and provisions, amounts payable thereon upon liquidation, dissolution or winding up, sinking or purchase funds, voting rights, conversion rights and other terms and provisions varying from those of the outstanding Preferred Stock, and each class of Preferred Stock when referred to separately shall be designated by including in its title the annual dividend rate or such other distinguishing term as may be adopted at the time of original authorization of such class.

          SECTION 1.02. The term "Gross income available for payment of interest charges on the corporation's indebtedness" shall mean the gross revenues of the corporation and other revenue from all sources less all proper deductions for operating expenses, taxes (including income, excess profits, and other taxes based on or measured by income or undistributed earnings or income) and other appropriate items, including provisions for maintenance, retirements, depreciation and obsolescence (but in respect of retirements, depreciation, and obsolescence the amount thereof shall not be less than the minimum provision therefor required by the terms of any indenture or agreement securing any outstanding indebtedness of the corporation), determined in accordance with such system of accounting as may at the time be prescribed by governmental authorities having jurisdiction in the premises or in the absence thereof in accordance with sound accounting practice; provided, however, that no deduction or adjustment shall be made for or in respect of profits or losses from sales of utility property or other capital assets, or from the reacquisition of any securities of the corporation, or taxes on or in respect of any such profits.

          SECTION 1.03. The term "Net income available for dividends" shall mean the "Gross Income available for payment of interest charges on the corporation's indebtedness", as defined in Section 1.02 above, reduced by interest and amortization charges and other income deductions; provided, however, no deduction or adjustment shall be made for or in respect of (i) expenses in connection with the issuance of capital stock or redemption or retirement of any securities issued by the corporation (including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired) or (ii) items stated in the proviso in
Section 1.02 above.

          SECTION 1.04. The term "Junior Stock" shall mean any capital stock (including the outstanding capital stock which shall hereafter be designated as Common Stock) ranking junior to the Preferred Stock as to dividends or assets.

          SECTION 1.05. The term "Junior Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of Junior Stock and all earned surplus, capital or paid in surplus of the corporation and any premium on all classes of Junior Stock of the corporation then carried on the books of the corporation, less

          (1) The excess, if any, of the aggregate amount payable on involuntary liquidation of the corporation upon all outstanding shares of each class of Preferred Stock and of each class of stock ranking prior or equal to Preferred Stock in liquidation over the sum of (i) the aggregate par or stated value of such shares and (ii) any premium thereon; and

          (2) Any intangible items included in an asset account on the books of the corporation, in accordance with good accounting practice; provided, however, that no deductions shall be required to be made in respect of items referred to in paragraph (2) hereof in cases in which such items are being amortized or are provided for, or are being provided for, by reserves of the corporation.

          SECTION 1.06. The term "Capitalization" shall mean the aggregate of (i) the Junior Stock Equity, (ii) the principal amount of all indebtedness of the corporation outstanding maturing more than twelve (12) months after the date of issue or assumption thereof; and (iii) the par value of, or stated capital represented by, and premiums shown on the books of the corporation in respect of, the outstanding shares of all classes of stock of the corporation, other than Junior Stock.


                           SECTION 2

                  Classes of Preferred Stock

          SECTION 2.01. The 5.50% Preferred Stock Series A. The authorized amount of the initial class of Preferred Stock, hereby designated as "5.50% Preferred Stock, Series A" (which shares are hereinafter sometimes called "Preferred Stock" (1966 Class)"), shall consist of 7,000 shares of the par value of $100 a share.

(a)       Dividends
          Out of any funds of the corporation available for dividends, the holders of the Preferred Stock (1966 Class) at the time outstanding shall be entitled to receive, but only when and as declared by the board of directors, dividends at the rate of 5.50% per annum, and no more, payable quarterly on January 1, April 1, July 1, and October 1 in each year, beginning with whichever of the four preceding dates immediately follows the initial issue date. Dividends on the shares of Preferred Stock (1966 Class) shall be cumulative from and after the issue date on shares initially issued and on subsequently issued shares from and after the first day of the quarterly period in which they are issued.

(b)       Liquidation Rights
          In the event of any liquidation, dissolution or winding up of the corporation the holders of the Preferred
Stock (1966 Class) shall be entitled to receive the amounts prescribed in Section 3.02.

(c)       Redemption Provisions
          The corporation may, at its option expressed by vote
of  its  board of directors, redeem the Preferred Stock  (1966
Class) as a whole at any time or in part from time to time at $100 per share, plus a premium of

          $5.50 per share if redeemed prior to July 1, 1971, $4.50 per share if redeemed on July 1, 1971 or thereafter prior to July 1, 1974,
          $3.50  per  share  if redeemed on July  1,  1974  or
                  thereafter prior to July 1, 1977
          $2.50  per  share  if redeemed on July  1,  1977  or
                  thereafter prior to July 1, 1980,
          $1.50  per  share  if redeemed on July  1,  1980  or
                  thereafter prior to July 1, 1983, and
          $ .50  per  share  if redeemed on or after  July  1,
                  1983,

in each case together with accrued dividends to the date of such redemption; provided, however, that if any such redemption shall be made prior to July 1, 1976, directly or indirectly, out of the proceeds of, or in anticipation of, the sale of bonds, debentures or other long-term debt or other preferred stock having an effective cost of money or dividend rate of less than 5.50% per annum, then the redemption price shall be $110 per share plus accrued dividends to the date of redemption. On or after July 1, 1976 the Preferred Stock (1966 Class) may be redeemed at the option of the corporation at the then applicable redemption price as set forth in the above schedule without regard to the source or cost of funds used in making such redemption.

(d)       Purchase Fund
          The corporation (unless prevented from so doing by any applicable restriction of law) will each year, beginning in 1969, so long as any shares of the Preferred Stock (1966 Class) are outstanding, make an offer (hereinafter called a "Purchase Offer") to the holders of shares of the Preferred Stock (1966 Class) to purchase on August 1 in each such year up to but not in excess of 140 shares of said Preferred Stock (1966 Class) at the price of $100 per share plus accrued dividends. The obligation of the corporation to make annually the above-mentioned Purchase Offer and to purchase shares of the Preferred Stock (1966 Class) of the corporation tendered for sale in accordance with the terms thereof, is hereinafter referred to as the "Purchase Fund Obligation."

          Beginning on or prior to June 15, 1969 and on or prior to June 15 in each year thereafter, the corporation shall furnish the Transfer Agent for the Preferred Stock (1966 Class) with a certificate signed by the President, or a Vice President, or the Treasurer, or an Assistant Treasurer of the corporation stating whether the corporation will make a Purchase Offer to the holders of its outstanding Preferred Stock (1966 Class). The Transfer Agent shall on or prior to July 1 of each year in which the corporation indicates its intention to make a Purchase Offer as aforesaid mail to the holders of the Preferred Stock (1966 Class) of record at the close of business on the day preceding such mailing, a notice, in the name of the corporation, that the corporation will on August 1 of such year accept offers to sell on a pro-rata basis 2% of the total number of shares of the Preferred Stock (1966 Class) originally issued at the price of $100 per share plus accrued dividends. The corporation may require, and in such event said notice shall specify, that each offer to sell shares of the Preferred Stock (1966 Class) shall be accompanied by the certificate or certificates for the shares so offered, together with evidence satisfactory to the Transfer Agent of the right of the holder of such shares to so sell the same to the corporation.

          In any year in which a Purchase Offer is made, the Transfer Agent shall on August 1 of such year, on behalf of the corporation accept offers to sell shares of the Preferred Stock (1966 Class) received by it in accordance with the terms of the Purchase Offer.

          On or prior to August 1 in each year in which a Purchase Offer shall have been made, the corporation shall deposit with said Transfer Agent cash sufficient to purchase shares of Preferred Stock (1966 Class) accepted for purchase pursuant to the Purchase Offer made in such year. The
Transfer Agent shall, on or before the next succeeding September 1, return to the corporation any funds deposited with it and not used or required to purchase shares of the Preferred Stock (1966 Class) pursuant to the Purchase Offer for such year. The Purchase Fund Obligation in any year shall be deemed to be fully satisfied if the corporation shall have complied with the provisions of this Section notwithstanding that the total number of shares purchased by it shall be less than the total number of shares covered by the corporation's Purchase Offer for that year because insufficient offers to sell were received by it.

          Purchase Fund Obligations shall be cumulative and if at any time the cumulative Purchase Fund Obligation reaches 280 shares, no dividend shall be declared, paid upon, or set apart for any shares of Junior Stock or any sums applied to the purchase or other acquisition, redemption or other retirement for a consideration of any shares of Junior Stock until a special offer has been made to purchase the number of shares of Preferred Stock (1966 Class) necessary to satisfy the deficiency. Any such deficiency may be satisfied at any time by making and carrying out of a special offer (hereinafter called a "Special Purchase Offer") to purchase at a price of $100 per share, plus accrued dividends, if any, to the date of purchase, the number of shares of Preferred Stock (1966 Class) as to which such deficiency exists and, to that end, the corporation shall file with the Transfer Agent a certificate signed by the President, or a Vice President, or the Treasurer, or an Assistant Treasurer of the corporation, specifying a date not less than 45 days after the date of filing of such certificate, on which offers to sell shares of the Preferred Stock (1966 Class) will be accepted. Special Purchase Offers shall otherwise be made and carried out on not less than 30 days' notice and in the same manner as hereinabove provided for Purchase Offers to be carried out on August 1.

          Shares of the Preferred Stock (1966 Class) purchased pursuant to any Purchase Offer, or Special Purchase Offer, or surrendered in whole or partial satisfaction of a Purchase Fund Obligation in any year, shall be cancelled and shall not be reissued.

(e)       Voting and Other Rights
          The holders of Preferred Stock (1966 Class) shall have such voting and other rights and be subject to such restrictions and qualifications as are set forth in Sections 3 and 5 hereof.

(f)       Dividend Restrictions
          So long as any of the Preferred Stock (1966 Class) is outstanding, the corporation will not declare or pay any dividends (other than dividends payable in Junior Stock) or make any other distribution on any shares of Junior Stock or make any expenditures for the purchase or other acquisition, redemption or other retirement for a consideration of any shares of capital stock of the corporation (other than in exchange for, or from the cash proceeds of, other and new shares of capital stock of the corporation and other than any shares of any class of stock required to be purchased, redeemed or otherwise retired for any purchase or sinking fund for such class of stock) if the aggregate amount of all such dividends distribution and expenditures made since December 31, 1965, would exceed the aggregate of (1) the "Net Income available for dividends", reduced by an amount equal to all dividends accrued (whether or not paid) on any outstanding stock of the corporation having preference over the Junior Stock as to dividends, assets or otherwise, accumulated after December 31, 1965, plus (2) the sum of $300,000.


                          SECTION 3.

  Dividend Rights, Liquidation Rights, Redemption Provisions,
Restrictions on Corporate Action, Voting Rights and Preemptive
     Rights Applicable to All Classes of Preferred Stock.

          Section 3.01. Dividend Rights. Dividends in full shall not be declared, paid or set apart for payment on any class of Preferred Stock for any dividend period unless dividends in full have been or are contemporaneously declared, paid or set apart for payment on all outstanding shares of all classes of Preferred Stock for such dividend period and for all prior dividend periods. When the specified dividends are not paid in full on any class of Preferred Stock, the shares of each class of Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends, including accumulations, were paid in full. No dividends shall be paid upon or set apart for the shares of any class of Junior Stock, unless full dividends on all the outstanding shares of Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be paid or declared and a sum sufficient for the payment thereof set apart, and then only on compliance with the provisions of Section 2.01(f), and 4,01. Any accumulation of dividends on the Preferred Stock shall not bear interest.

          SECTION 3.02. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of each class of Preferred Stock shall be entitled to receive, for each share thereof, the par value together with accrued dividends, plus, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the redemption premium that would then be payable to the holders of the particular class of Preferred Stock as set forth in Section 2 hereof if such Preferred Stock were to be redeemed as set forth below under the caption "Redemption Provisions", before any distribution of the assets shall be made to the holders of Junior Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. The term "accrued dividends", means in respect of each share of the Preferred Stock that amount which shall be equal to simple interest upon the par value thereof at an annual rate equal to the dividend rate thereon and no more from the date upon which dividends on such share become cumulative to the date fixed for payment of any amount to be distributed as aforesaid or upon redemption as hereafter provided less the aggregate amount (without interest thereon) of all dividends theretofore paid or declared and set apart for payment thereon. A consolidation or merger of the corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation shall not be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this Section 3.02.

          SECTION 3.03. Redemption Provisions. Any redemption of any class of Preferred Stock under Section 2 hereof shall be in such amount, at such place and by such method, whether by lot or pro rata, as shall from time to time be determined by vote of the board of directors, subject in any case to the provisions established in Section 2 for any class of Preferred Stock. Notice of any proposed redemption of any class of Preferred Stock shall be given by the corporation by mailing a copy of such notice at least thirty (30) days but not more than ninety (90) days prior to the date fixed for such redemption to the holders of record of the particular shares of Preferred Stock to be redeemed at their respective addresses then appearing on the books of the corporation. On or after the date specified in such notice, each holder or shares of any class or classes of Preferred Stock called for redemption as aforesaid upon presentation and surrender at the place designated in such notice of the certificates for such shares of Preferred Stock held by him shall be entitled to receive therefor the redemption price thereof. From and after the date fixed for redemption, unless default is made by the corporation in providing moneys for payment of the redemption price, all dividends on the shares called for redemption shall cease to accrue, and from and after such redemption date, unless default be made as aforesaid, or, at the election of the corporation, from and after the earlier deposit by the corporation with a bank or trust company doing business in the City of Boston, Massachusetts, and having a capital and surplus of at least $1,000,000 in trust for the benefit of the holders of the shares so called for redemption, of all funds necessary for such redemptions aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders of record of shares to be redeemed a notice of the redemption thereof stating that such deposit has been or is to be made, or that the corporation shall have executed and delivered to the Transfer Agent for the particular class or classes of Preferred Stock or to the bank or trust company with which such deposit is made an instrument, purporting to be irrevocable, authorizing it to mail such notice) all rights of the holders of the shares called for redemption as stockholders of the corporation, except only the right to receive the redemption price, shall cease and determine and Preferred Stock so redeemed shall not be reissued. Any funds so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon which shall have been allowed by the bank or trust company with which such deposit shall have been made, shall be paid by it to the corporation and thereafter such holders shall be entitled to look only to the corporation for the payment of the redemption price. The corporation may also from time to time purchase shares of its Preferred Stock at not exceeding the redemption price plus customary brokerage commissions. Shares of Preferred Stock so purchased may, in the discretion of the board of directors, be reissued or otherwise disposed of from time to time to the extent permitted by law. So long as there are dividends in arrears on any shares of Preferred Stock, (a) the corporation shall not redeem or purchase any shares of Preferred Stock otherwise than pursuant to Section 2.01(d) hereof unless, (i) in the case of redemption, all of the outstanding Preferred Stock is redeemed, or (ii) in the case of purchases, an offer to purchase is made to the holders of all the outstanding Preferred Stock, and (b) the corporation shall not redeem or purchase any shares of any Junior Stock.

          SECTION 3.04.  Restrictions on Corporate Action.

          (A) So long as any class of Preferred Stock is outstanding, the corporation shall not, without the consent (given in writing or by a vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds in voting power of the total number of shares of the Preferred Stock outstanding, voting as one class --

          (i) Create or authorize (a) any shares of any class of stock ranking as to dividends or assets prior to the Preferred Stock or (b) any obligation or security convertible into stock ranking as to dividends or assets prior to the Preferred Stock; or issue any shares of any such prior class of stock (except upon conversion pursuant to (b) above) more than twelve months after the corporation as empowered to create or authorize such stock;

          (ii) Amend, change, alter or repeal any of the express rights, preferences or powers of the Preferred Stock outstanding in any manner so as to affect adversely any such rights, preferences or powers of the holders thereof, except that, if such amendment, change, alteration or repeal affects adversely the rights, preferences or powers of the holders of one or more, but not all, of the classes of the Preferred Stock at the time outstanding only the consent of the holders of two-thirds in voting power of the total number of shares of all classes so affected shall be required; provided, however, that an amendment to increase or decrease the authorized but unissued amount of Preferred Stock, or stock of any class ranking equal to the Preferred Stock as to dividends or assets, shall not be deemed to affect adversely the rights, preferences or powers of the holders of any class of Preferred Stock, or

          (iii) Issue shares of Preferred Stock, in addition to the 7,000 shares authorized in Section 2.01, or any shares of any other class of stock ranking equal to the Preferred Stock as to dividends or assets, for any purposes other than to refinance with stock having an equal or lower dividend rate than that of the stock being refinanced an equal par amount or stated value of Preferred Stock or stock ranking prior to or equal to the Preferred stock as to dividends or assets at the time outstanding, or reissue any reacquired shares of Preferred Stock or stock of any class ranking equal to the Preferred Stock as aforesaid, unless

                  (a)    The   "Net   Income   available   for
                  dividends"  for  any period of  twelve  (12)
                  consecutive  calendar  months   within   the
                  fifteen  (15)  calendar  months  immediately
                  preceding   the  month  within  which   such
                  additional shares are to be issued, shall have been at least two and one-half (2-1/2) times the annual dividend requirements upon all shares of Preferred Stock and on all shares of any other class of stock ranking as to dividends or assets equal to or prior to the Preferred Stock to be outstanding immediately after the issue of any such additional shares, and

                  (b)  the "Gross Income available for payment
                  of  interest  charges on  the  corporation's
                  indebtedness" for any period of twelve  (12)
                  consecutive  calendar  months   within   the
                  fifteen  (15)  calendar  months  immediately
                  preceding   the  month  within  which   such
                  additional shares are to be issued, shall have been at least one and one-half (1-1/2) times the sum of (1) the aggregate annual interest charges on indebtedness of the corporation and (2) the annual dividend requirements upon all shares of Preferred Stock and on all shares of any other class of stock ranking as to dividends or assets equal to or prior to the Preferred Stock to be outstanding immediately after the issue of any such additional shares, and

                  (c)  the  Junior Stock Equity shall  not  be
                  less  than the sum of the aggregate  amounts
                  payable    upon   involuntary   liquidation,
                  dissolution or winding up of the corporation to the holders of Preferred Stock and to the holders of any other class of stock, if any, ranking as to dividends or assets equal to or prior to the Preferred Stock, to be outstanding after giving effect to such issue, excluding all shares thereof to be retired in connection with such proposed issue;

provided, however, that if it shall have been necessary to take into consideration any earned surplus of the corporation in such computation, the corporation shall not thereafter pay any dividends on, or make any distribution in respect of, or purchase or otherwise acquire for value, Junior Stock, which would result in reducing the Junior Stock Equity to an amount less than the amount payable on involuntary liquidation, dissolution or winding up of the corporation with respect to all shares of Preferred Stock and all shares of any class of stock at the time outstanding ranking equal to or prior to the Preferred Stock as to dividends or assets. There shall be excluded from the foregoing computations interest charges on all indebtedness and dividend requirements on all classes of stock which are to be retired in connection with the issue of such additional shares.

          (B) So long as any shares of the Preferred Stock are outstanding, the corporation shall not, without the consent (given in writing or by vote in person or by proxy at a meeting called for that purpose) of the holders of a majority in voting power or the total number of shares of a Preferred Stock outstanding, voting as one class:

          (i) Issue or assume any unsecured notes, debentures, or other securities representing unsecured indebtedness (exclusive of indebtedness maturing by its terms in one year or less) other than for the purpose of (a) refunding such outstanding unsecured securities with securities having equal or longer maturities or (b) the redemption or other retirement of all outstanding shares of the Preferred Stock, if, immediately after such issue or assumption, (1) the total outstanding principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the corporation of maturities of more than one year would exceed twenty percent (20%) of the aggregate of (x) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation, and then to be outstanding and (y) the capital (including premiums on capital stock) and surplus of the corporation as then to be stated on the books of account of the corporation.

          (ii) Merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of its assets unless such merger, consolidation, sale or other disposition or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered by a regulatory authority having jurisdiction.

          (C)   The  voting  rights  of  the  Preferred  Stock
hereinafter set forth shall not be effective as to a particular class or classes thereof if in connection with any of the matters specified in paragraphs (A) and (B), provision shall have been made for the redemption of all of the outstanding shares of such class or classes of Preferred Stock, or provision shall have been made that the proposed action shall not be effective unless provision be made for the purchase, redemption or retirement of all shares of such class or classes of Preferred Stock at the time outstanding.

SECTION 3.05.  Voting Rights.

          (A) The holders of the Preferred Stock shall not be entitled to vote except: (a) as provided in Section 3.04; (b) as may from time to time be required by the laws of Massachusetts; or (c) for the election of the smallest number of directors necessary to constitute a majority of the full board of directors whenever and as often as dividends payable on any class of the Preferred Stock shall be in arrears in an amount equivalent to or exceeding four quarterly dividends, which right may be exercised as hereinafter provided until such time as all dividends in arrears on any class of Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate. So long as holders of the Preferred Stock shall have the right to elect directors under the terms of this paragraph (A), (1) the Preferred Stock shall vote as one class and the holders of the Common Stock voting separately as a class shall be entitled to elect the remaining directors, and (2) the number of directors deemed to constitute a full board upon the election thereof shall be the number of directors then in office if such number is odd, otherwise such number plus one.

          (B) Whenever the right of the holders of the Preferred Stock to elect directors shall accrue the clerk shall fix the date of a meeting of stockholders for the election of a full board of directors to serve until the next annual meeting and until their respective successors are elected and qualified; such date to be not less than 45 nor more than 90 days after the accrual of such right. Thereupon the clerk shall, in accordance with the by-laws, give notice of the meeting to all stockholders entitled to vote thereat. The notice given to the holders of Preferred Stock shall also state (a) the number of directors that the holders of Preferred Stock are entitled to elect, (b) that any holder of Preferred Stock has the right to the extent afforded by the statutes of Massachusetts at any reasonable time to inspect and make copies of the list or lists of holders of the Preferred Stock maintained at a specific office in
Massachusetts, and (c) the text of paragraph (C) below. If the clerk shall not give notice of such meeting within 30 days after the accrual of the aforesaid right of the holders of the Preferred Stock to elect directors, then the holders of record of not less than 10% of the shares of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called by such person upon notice as above provided, to be held at the principal office of the corporation. Any holder of the Preferred Stock so designated shall have immediate access to the Preferred Stock record books of the corporation for the purpose of causing such meeting to be called at the expense of the corporation pursuant to these provisions.

          (C) At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock shall have the right to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority in voting power of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock, no election of directors shall be held, but a majority in voting power of the holders of the Preferred Stock who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than 25 nor more than 60 days from the date of adjournment of such meeting; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% in voting power of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the clerk of the corporation, within 10 days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat. Such second notice shall be given in the form and manner provided for in paragraph (8) with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% in voting power of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting. If the requisite quorum of holders of the Preferred Stock shall not be present at said adjourned meeting, then the directors of the corporation then in office shall remain in office until the next annual meeting of the stockholders, or special meeting in lieu thereof and until their successors shall have been elected and shall qualify. The absence of a quorum of the holders of Common Stock shall not affect the right of a quorum of the holders of Preferred Stock to proceed with the election of directors. If directors shall have been elected at a meeting at which the requisite quorum of holders of Preferred Stock was present, the directors elected by the holders of Preferred Stock shall be deemed to constitute the full board of directors but only until directors shall have been elected as permitted by paragraph (A) by the holders of Common Stock at a meeting at which a quorum was present, whether or not a quorum of holders of Preferred Stock was also present. When a quorum is present for purposes of election to office or offices the candidate or candidates receiving the higher number or numbers of votes cast in respect of such election shall be elected, Neither such first meeting nor such adjourned meeting shall be held on a date within 60 days of the date fixed for the next annual meeting of the stockholders or special meeting in lieu thereof.

          (D) At each annual meeting of the stockholders, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock shall have the right to elect a majority of the board of directors, the provisions of paragraph (B) and (C) shall govern each annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after such right of the holders of the Preferred Stock to elect a majority of the board of directors had accrued, with the exception, that if, at any adjourned annual meeting, or adjourned special meeting in lieu thereof, 35% in voting power of the outstanding Preferred Stock is not present in person or by proxy, all the directors shall be elected by a vote of the proxy, all the directors shall be elected by a vote of the holders of Common Stock present or represented at such adjourned meeting, providing that a quorum of the holders of the Common Stock is present or represented at the meeting.

          (E) Whenever, under the provisions of paragraph (A) the right of holders of the Preferred Stock to elect directors shall terminate, the clerk of the corporation shall in accordance with the by-laws of the corporation call special meeting of the holders of the class or classes of stock of the corporation entitled to vote for the election of directors to be held not less than 45 days and not more than 90 days after termination of the aforesaid right, for the purpose of electing a board of directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify.

          (F) If at any meeting called as provided in paragraphs (8) or (E) or at any annual meeting of stockholders after accrual or termination of the right of holders of the Preferred Stock to elect directors as provided in paragraph
(A) any director shall not be reelected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

          (G) If, during any interval between annual meetings of stockholders for the election of directors while holders of the Preferred Stock shall be entitled to elect any director pursuant to the provisions in paragraph (A), the number of directors in office who have been elected by the holders of the Preferred Stock or Common Stock, as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death or removal of any director, or directors, or an increase in the total number of directors,
(1) the vacancy or vacancies shall be filled by a majority vote of the remaining directors who either were elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class, but
(2) if such remaining directors then in office do not constitute a majority of the number of directors subject to election by the holders of such class or if they fail to fill such vacancy within sixty days after such vacancy occurs, they, or the clerk of the corporation, shall call a special meeting of holders of shares of such class upon not less than seven (7) days' notice and the vacancy or vacancies shall be filled at such special meeting.

          (H) Any director may be removed from office for cause by vote of the holders of a majority in voting power of the shares of the class of stock which voted for his election (or his predecessor in case such director was elected by directors). A special meeting of holders of shares of the appropriate class may be called by a majority vote of the board of directors for the purpose of removing a director in accordance with the provisions of the preceding sentence, and shall be called by the clerk within forty (40) days after there shall have been delivered to the corporation at its principal office a request to such effect signed by holders of at least five percent (5%) of the outstanding shares of the classes entitled to vote with respect to the removal of any such director.

          (I) Whenever, under the provisions hereof, the right of holders of the Preferred Stock to elect directors shall accrue and be exercised, the amount of all dividends on the Preferred Stock which shall be in default shall be paid, or shall be deposited in trust, out of any assets of the corporation available therefor as soon as shall be reasonably practicable.

          (J) Each holder of Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock outstanding in his name, provided that if there shall be several classes of Preferred Stock outstanding which have a different par value per share, for the purposes of all votes or consents contemplated in this Section 3, the class having the lowest par value per share shall be entitled to one vote per share and each other class shall be entitled to a number of votes per share proportionate to the par value per share thereof, and provided further that if at any meeting of stockholders the holders of one or more classes of Preferred Stock and the holders of any other class of stock (including Common Stock) shall be entitled to vote together and not as classes, the holders of Preferred Stock shall be entitled only to one vote per share without regard to the par value of any share.

          SECTION 3.06. Subscription Rights. Holders of Preferred Stock shall be entitled to subscribe for or acquire
(a) new or additional shares of any class of Preferred Stock or (b) securities convertible into new or additional shares of any class of Preferred Stock, unless the stockholders upon authorizing such increase in new or additional shares of any class of Preferred Stock or such convertible securities shall provide that such new or additional shares or convertible securities shall be disposed of without being offered to the stockholders. Except as above provided, the holders of the Preferred Stock shall have no right to subscribe for or acquire any new or additional shares of stock of the corporation. No holder of Preferred Stock need by given notice of any increase of stock of the corporation to which he is not entitled to subscribe.


                           SECTION 4

                         Common Stock

          SECTION 4.01. Dividends. Out of any funds of the corporation available for dividends remaining after full cumulative dividends upon the Preferred Stock then outstanding shall have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after, or concurrently with, making payment of or provision for full dividends for the current quarterly dividend period on the Preferred Stock or any other stock, if any, then outstanding ranking as to dividends ahead of the Common Stock, and provided that the corporation is not in default in any purchase or sinking fund obligations provided for any Preferred Stock, then, and not otherwise, dividends may be paid upon the Common Stock to the exclusion of the Preferred Stock subject to the limitations provided for in
Section 2.01 (f).

          SECTION 4.02. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of Preferred Stock or any other stock, if any, ranking as to assets ahead of the Common Stock, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its stockholders. The board of directors by vote of a majority of the members thereof may distribute in kind to the holders of the Common Stock such remaining assets of the corporation or may sell, transfer, or otherwise dispose of all or any of the remaining property and assets of the corporation to any other corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations of such corporation and may sell all or any part of the consideration received therefor or distribute the same and/or the balance thereof in kind to the holders of the Common Stock.

          SECTION 4.03. Voting Rights. Subject to the voting rights expressly conferred upon the Preferred Stock by Section 3 and the voting rights of any other class of Junior Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.


                           SECTION 5

                         Miscellaneous

          From time to time and without limitation of other rights and powers of the corporation as provided by law, the corporation may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or junior to the Preferred Stock or may increase the authorized amount of any class of stock, authorize the disposition thereof permitted by law or make other amendments to the agreement of association or the by-laws of the corporation permitted by law, including, in particular, the provisions setting out the preferences, restrictions or qualifications of any class of stock at the time outstanding, upon the vote, given at a meeting called for such purpose, of the holders of a majority of the shares of stock then entitled to vote thereon, or upon such other vote as may then be provided by law; provided that the consent of the holders of shares of any class of Preferred Stock required by Section 3.04, if any such consent be so required, shall have been obtained, and provided further that the rights, privileges, terms and conditions of shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent by vote at a meeting called for that purpose of the holders of a majority of the total number of shares of the Common Stock then outstanding. Notwithstanding the foregoing, the board of directors of the corporation, to the extent permitted by law, voting rights, may fix the par values, dividend rates, redemption prices, amounts payable thereon upon liquidation, dissolution or winding up and sinking or purchase funds and other permitted provisions for additional classes of Preferred Stock within the aggregate par value thereof authorized by the agreement of association, votes of the stockholders or by-laws.


                         ARTICLE XXI.

                          FISCAL YEAR

          The fiscal year shall begin on the first day of September in each year and shall end on the thirty-first day of August in each year.


                         ARTICLE XXII.

              INDEMNIFICATION AND RELATED MATTERS

          A.   Actions Involving Directors and Officers.
                1. The Corporation shall indemnify each person (other than a party plaintiff suing on his own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability, or expense incurred as a result of this service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another Corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limited the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

                2. The Corporation shall not be liable to indemnify a director or officer for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the director or officer without the director's or officer's written consent. Neither the Corporation nor the director or officer will unreasonably withhold his or its consent to any proposed settlement.

          B.   Actions Involving Employees or Agents.

                 1. The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his own behalf or in right of the Corporation), who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability, or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another Corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him and in connection with the action, suit, or proceeding.

               2. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                3. The Corporation shall not be liable to indemnify an employee or agent for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the employee or agent without the employee's or agent's written consent. Neither the
Corporation nor the employee or agent will unreasonably withhold his or its consent to any proposed settlement.

          C. Determination of Right to Indemnification in Certain Circumstances. Any indemnification required under Section A of this Article or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee, or agent is not proper under the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

          D. Advance Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit, or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by or at the direction of the board of directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article which undertaking may be accepted without reference to the financial ability of such person to make repayment.

          E. Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the By-laws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          F. Indemnification Agreements Authorized. Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee, or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by other directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other directors.

          G. Standard of Conduct. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article from or on account of such person's conduct who is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

          H. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation against any claim, liability, or expense asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. If the Corporation maintains such insurance, such insurance shall be primary, to the extent of coverage provided thereby, and the Corporation's obligation to provide the indemnification set forth herein shall be effective only to the extent that the director, officer, employee, or agent is not reimbursed pursuant to the coverage maintained under such insurance.

          I.    Certain Definitions.  For the purposes of this
Article:

               1. Any director or officer of the Corporation who shall serve as a director, officer, employee of any other corporation, partnership, joint venture, trust, or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee, or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

                2. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

               3. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, a director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who has acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties; the masculine pronoun shall be replaced by the feminine when context requires it.

          J. Survival. Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any other provision in the Articles of Organization or By-laws, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

          K. Liability of the Directors. It is the intention of the Corporation to limit the liability of the Directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders, or otherwise, to the fullest extent permitted by law. Consequently, should Massachusetts Business Corporation Law or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the Directors of the Corporation shall be so eliminated or limited without the need for amendment of the Articles or By-laws or further action on the part of the shareholders of the Corporation.


                        ARTICLE XXIII.

                          AMENDMENTS

          Subject to the provisions of Section 3.04 of Article XX and paragraph (f) of Article XXIV hereof these by-laws may be amended, added to, altered, or repealed in whole or in part, by vote of the holders of a majority of all the shares of Common Stock outstanding and entitled to vote at any meeting of the stockholders if such action has been announced in the notice of such meeting or where such notice has been waived.


                         ARTICLE XXIV.

     SPECIAL PROVISIONS RELATING TO BUSINESS COMBINATIONS

          (a) Notwithstanding any other provision of the Corporation's Articles of Organization or By-laws, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote, excluding, for purposes of such vote, any shares held by a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a Related Person; provided, however, that such two-third voting requirement shall not be applicable if:

          (1) The "Continuing Directors" (as hereinafter defined) of the Corporation by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person; or

          (2)  All of the following conditions are satisfied:

          (A) The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) of the property, securities or "Other Consideration" (as hereinafter defined) to be received per share by holders of Common Stock in the Business Combination, other than the Related Person involved in the Business Combination, shall be at least equal to the highest amount determined under sub-clauses (i) and (ii) below:

          (i) The Highest Per Share Price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Persons for any share of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became a Related Person, whichever is higher; and

          (ii) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in Article XXIV as the "Determination Date"), whichever is higher.

          (B) The aggregate amount of the cash and the Fair Market Value of the property, securities or Other Consideration to be received per share by holders of Preferred Stock in the Business Combination, other than the Related Person involved in the Business Combination, shall be at least equal to the highest amount determined under sub-clauses (i),
(ii), and (iii) below:

          (i) the Highest Per Share Price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Persons for any shares of such class of Preferred Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became a Related Person, whichever is higher;

          (ii) the highest preferential amount per share to which the holders of shares of such class of
          Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation; dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; and

          (iii) the Fair Market Value per share of such class of Preferred Stock on the Announcement Date or on the Determination Date, whichever is higher.

          The provisions of this sub-paragraph (a) (2) (B) shall be required to be met with respect to every class of outstanding Preferred Stock, whether or not the Related Person has previously acquired any shares of a particular class of Preferred Stock.

          (C) The consideration to be received by holders of a particular class of outstanding capital stock of the
Corporation shall be in cash or in the same form as the Related Person has previously paid for shares of such class of capital stock of the Corporation. If the Related Person has paid for shares of any class of capital stock of the Corporation with varying forms of consideration, the form of consideration for such class of capital stock of the Corporation shall be either cash or the form used to acquire the largest number of shares of such class of capital stock of the Corporation previously acquired by it.

          Such two-thirds vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

          (b)  For purposes of this Article XXIV:

          (1)   The  term  "Business Combination"  shall  mean
(A) any merger, consolidation or share exchange of the Corporation or a subsidiary of the Corporation with or into a Related Person, in each case without regard to which entity is the surviving entity; (B) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary of the Corporation) or a subsidiary of the Corporation to a Related Person (in one transaction or a series of transactions); (C) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any
Substantial  Part  of the assets of a Related  Person  to  the
Corporation or a subsidiary of the Corporation; (D) the issuance or transfer of any securities of the Corporation or a subsidiary of the Corporation by the Corporation or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation); (E) any recapitalization that would have the effect of increasing the voting power of a Related Person; (F) the issuance or transfer by a Related Person of any securities of such Related Person to the Corporation or a subsidiary of the Corporation (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Related Person): (G) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person; or (H) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (2) The term "Related Person" shall mean and include any individual, Corporation, partnership or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article by the shareholders of the Corporation (collectively, and as so in effect, the "Exchange Act"), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 15% or more of the outstanding shares of any class of capital stock of the Corporation, and any Affiliate or Associate of any such individual, Corporation, partnership, or other person or Corporation, and any Affiliate or Associate of any such individual, Corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Corporation that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          (3) The term a "Substantial Part" shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as to the end of its most recent fiscal year ended prior to the time the determination is being made.

          (4) The term "Other Consideration" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by shareholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving Corporation.

          (5) The term "Continuing Director" shall mean a Director who is unaffiliated with any Related Person and either (A) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related
Person, or (B) was designated (before his or her initial election or appointment as director) as a Continuing Director by a majority of the then Continuing Directors.

          (6) The term "Fair Market Value" shall mean (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

          (7) The term "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

          (8)   The term "Common Stock" shall mean the  Common
Stock which may from time to time be authorized in or by the Articles of Organization of the Corporation.

          (9) The term "Preferred Stock" shall mean the Preferred Stock and any other class of preferred stock which may from time to time be authorized in or by the Articles of Organization of the Corporation.

          (c) The determinations of the Continuing Directors as to Fair Market Value and the existence of a Related Person or a Business Combination shall be conclusive and binding.

          (d) Nothing contained in this Article XXIV shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

          (e) The fact that any Business Combination complies with the provisions of paragraph (a)(2) of this Article XXIV shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the board of directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          (f) The provisions of this Article XXIV may not be amended, added to, altered or repealed in whole or in part, except by vote of not less than two-thirds of all shares of Common Stock outstanding and entitled to vote (excluding for purposes of such vote any shares held by a Related Person) at any meeting of the Stockholders where such action has been announced in the notice of such meeting or where such notice has been waived.